EX HIBIT 8.1

LIST OF SUBSIDIARIES

	Country of Incorporation	Beneficial Interest
Particulars Relating to Controlled Entities		2004	2003	2002
		%	%	%
Ansell Limited	Australia
Ansell Healthcare Japan Co. Ltd.	*Japan	100	100	100
Ativ Pac Pty. Ltd.	Australia	100	100	100
BNG Battery Technologies Pty. Ltd.	Australia	100	100	100
Cliburn Investments Pty. Ltd.	Australia	100	100	100
Dexboy International Pty. Ltd.	Australia	100	100	100
Corrvas Insurance Pty. Ltd.	Australia	100	100	100
Dunlop Olympic Manufacturing Pty. Ltd.	Australia	100	100	100
FGDP Pty. Ltd.	Australia	100	100	100
H.C. Sleigh Services Pty. Ltd.	Australia	100	100	100
N Harvesters Pty. Ltd.	Australia	100	100	100
PSL Industries Pty. Ltd.	Australia	100	100	100
International Better Brands Pty Ltd	Australia	100	100	100
Licknib Pty. Ltd.	Australia	100	100	100
Nucleus Ltd.	Australia	100	100	100
Lifetec Project Pty. Ltd.	Australia	100	100	100
Medical TPLC Pty. Ltd.	Australia	100	100	100
N&T Pty. Ltd.	Australia	100	100	100
Nucleus Trading Pte. Ltd.	*Singapore	100	100	100
THLD Ltd.	Australia	100	100	100
TNC Holdings Pte. Ltd.	*Singapore	100	100	100
TPLC Pty. Ltd.	Australia	100	100	100
Societe de Management Financier S.A.	*France	100	100	100
TPLC S.A.	*France	100	100	100
Olympic General Products Pty. Ltd.	Australia	100	100	100
Foamlite (Australia) Pty. Ltd.	Australia	100	100	100
Pacific Distribution Properties Pty. Ltd.	Australia	100	100	100
Pacific Dunlop Finance Pty. Ltd.	Australia	100	100	100
Pacific Dunlop Holdings (China) Co. Ltd.	*China	100	100	100
Pacific Dunlop Linings Pty. Ltd.	Australia	100	100	100
Pacific Dunlop Tyres Pty. Ltd.	Australia	100	100	100
P.D. Holdings Pty. Ltd.	Australia	100	100	100
P.D. International Pty. Ltd.	Australia	100	100	100
Ansell Belgium Holdings SPRL N.V.	*Belgium	100	100	100
Ansell Canada Inc.	*Canada	100	100	100
Llesna Healthcare Pty. Ltd.	Australia	100	100	100
Ansell Kemwell Ltd.	*India	74.9	74.9	74.9
Ansell Lanka (Pvt.) Ltd.	*Sri Lanka	100	100	100
Ansell (Thailand) Ltd.	*Thailand	100	100	100
Medical Telectronics N.V.	*Netherlands Ant.	100	100	100
Medical Telectronics Holding & Finance (Holland) B.V.	*Netherlands	100	100	100
Mt Waverley Estates Pty. Ltd.	Australia	100	100	100
Pacific Dunlop (Hong Kong) Limited.	*Hong Kong	100	100	100
Corrvas Insurance (Singapore) Pte. Ltd. ( formerly PacDun (Singapore) Pte. Ltd)	*Singapore	100	100	100
Pacific Dunlop Investments (USA) Inc.	*USA	100	100	100
Ansell Brazil LTDA	*Brazil	100	100	100
Ansell Edmont Industrial de Mexico S.A. de C.V.	*Mexico	100	100	100
Ansell Perry de Mexico S.A. de C.V.	*Mexico	100	100	100
Commercializadora GNK S.A de C.V.	*Mexico	100	100	100
Golden Needles de Mexico S.A de C.V.	*Mexico	100	100	100
Ansell Healthcare Products LLC.	*USA	100	100	100
Ansell Protective Products Inc.	*USA	100	100	100
Ansell Services Inc.	*USA	100	100	100
Pacific Chloride Inc.	*USA	100	100	100
Pacific Dunlop Holdings Inc.	*USA	100	100	100
Pacific Dunlop USA Inc.	*USA	100	100	100
TPLC Holdings Inc.	*USA	100	100	100
Accufix Research Institute Inc.	*USA	100	100	100
Cotac Corporation	*USA	100	100	100

189

EXHIBIT 8.1

LIST OF SUBSIDIARIES (CONTINUED)

	Country of Incorporation	Beneficial Interest
Particulars Relating to Controlled Entities		2004		2003		2002
		%		%		%
Pacific Dunlop Finance Company Inc.	*USA	100		100		100
Pacific Dunlop Holdings (Europe) Ltd.	*U.K.	100		100		100
Ansell Healthcare Europe N.V.	*Belgium	100		100		100
Ansell GmbH	*Germany	100		100		100
Ansell Italy Srl	* Italy	100		100		100
Ansell S.A.	*France	100		100		100
Ansell UK Limited	*U.K.	100		100		100
Pacific Dunlop Holdings (Singapore) Pte. Ltd.	*Singapore	100		100		100
JK Ansell Ltd.	*India	(a	) 50	(a	) 50	(a	) 50
Ansell Services (Asia) Sdn. Bhd. (formerly P.D. Holdings (Malaysia) Sdn. Bhd.)	*Malaysia	100		100		100
Ansell Ambi Sdn. Bhd.	*Malaysia	100		100		100
Ansell (Kedah) Sdn. Bhd.	*Malaysia	100		100		100
Ansell (Kulim) Sdn. Bhd.	*Malaysia	100		100		100
Ansell Malaysia Sdn. Bhd.	*Malaysia	75		75		75
Ansell Medical Sdn. Bhd.	*Malaysia	75		75		75
Ansell N.P. Sdn. Bhd.	*Malaysia	75		75		75
Ansell Shah Alam Sdn. Bhd.	*Malaysia	100		100		100
PDOCB Pty. Ltd.	Australia	100		100		100
Ansell Medical Products Pvt. Ltd.	*India	100		100		100
Suretex Ltd.	*Thailand	100		100		100
Latex Investments Ltd.	Mauritius	100		100		100
Suretex Prophylactics (India) Ltd.	*India	100		100		100
STX Prophylactics S.A .(Pty.) Ltd.	*Sth Africa	100		100		100
PD Licensing Pty. Ltd.	Australia	100		100		100
PD Shared Services Pty. Ltd.	Australia	100		100		100
PD Shared Services Holdings Pty. Ltd.	Australia	100		100		100
Siteprints Pty. Ltd.	Australia	100		100		100
S.T.P. (Hong Kong) Ltd.	*Hong Kong	100		100		100
Pacific Dunlop Holdings N.V.	*Netherlands Ant.	100		100		100
Pacific Dunlop (Netherlands) B.V.	*Netherlands	100		100		100
Textile Industrial Design & Engineering Pty. Ltd.	Australia	100		100		100
The Distribution Group Holdings Pty. Ltd.	Australia	100		100		100
The Distribution Group Pty. Ltd.	Australia	(b	)	(b	) 100	(b	) 100
Nwodhsa Enterprises (Wholesale) Pty. Ltd.	Australia	100		100		100
TDG Warehousing Pty. Ltd.	Australia	100		100		100
The Distribution Trust	Australia	100		100		100
Union Knitting Mills Pty. Ltd.	Australia	100		100		100
Xelo Pty. Ltd.	Australia	100		100		100
Xelo Sacof Pty. Ltd.	Australia	100		100		100

*	Controlled entities incorporated outside Australia carry on business in those countries.

(a)	Ansell Healthcare has day to day management control of this entity.

(b)	The trustee of the Distribution Trust is The Distribution Group Pty. Ltd. The beneficiary of the trust is Ansell Limited.

190